Exhibit 10.7

Dated the 14th day of September 2017

Regent International Industrial Limited

(the landlord)

and

Fit Boxx Trading Company Limited

(the tenant)

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TENANCY AGREEMENT

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AN AGREEMENT      made the 14th day of September Two Thousand and Seventeen

BETWEEN the party whose name address and description are more particularly described and set out in Part I of the First Schedule hereto (“the Landlord”) and the party whose name address and description are more particularly described and set out in Part II of the First Schedule hereto (“the Tenant”).

WHEREBY IT IS AGREED as follows:-

1. PREMISES

1.1 The Landlord shall let and the Tenant shall take all that the premises more particularly described and set out in the Second Schedule hereto (“the said premises”) Together with the furniture and chattels set out in the Third Schedule hereto (if any) (“the Furniture and Chattels”) Together with the use in common with the Landlord and all others having the like right of the entrance staircases landings lavatories and passages (if any) of the building of which the said premises form part more particularly described in the Second Schedule hereto (“the said building”) in so far as the same are necessary for the proper use and enjoyment of the said premises and together with the use in common with others of the lifts escalators and central air-conditioning, if any, for the term and at the rent and the charges and in the manner more particularly described and set out in the Fourth Schedule hereto the first of such payments to be apportioned according to the number of days then unexpired in the month in respect of which such payment is due and the last of such payments to be apportioned according to the number of days of the said term remaining in the month in respect of which such payment is due Subject to and with the benefit of the Deed of Mutual Covenant and Management Agreement (if any) of the said building.

2. TENANT’S COVENANTS

2.1 The Tenant to the intent that the obligations hereunder shall continue throughout the said term hereby agrees with the Landlord as follows:-

To pay rent

(a)	To pay the said rent on the days and in the manner hereinbefore provided for payment thereof without deduction and without set-off of whatsoever nature, whether legal or equitable or otherwise.

To pay management fee

(b)	To pay the management fee punctually in respect of the said premises in the sum and the manner set out in the Fourth Schedule hereto without deduction and without set-off of whatsoever nature, whether legal or equitable or otherwise.

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To pay air-conditioning & other charges

(c)	To duly pay or discharge punctually all air-conditioning (if any) and other charges as may from time to time be charged in respect of the said premises pursuant to or by virtue of the provisions of the Deed of Mutual Covenant and/or Management Agreement (if any) of the said building or otherwise payable or become payable in respect of the said premises (outgoings of a capital or nonrecurring nature only excepted).

To pay rates taxes etc.

(d)	To pay and discharge punctually all Government assessments, Government rent, rates, duties, charges, impositions and outgoings of a recurring nature now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the said premises or upon the owner or occupier hereof (property tax and payments of a capital or non-recurring nature only excepted).

To pay gas water and electricity charges

(e)	To pay and discharge all charges punctually for gas, water, electricity and telephone rental and other outgoings now or at any time hereafter consumed by the Tenant and chargeable in respect of the said premises which are operated from the Tenant’s own metered supply and/or which are apportioned to be payable by the Tenant in case the Tenant shares the utility meter(s) with another and to make all necessary deposits therefor and all payments necessary for the installation of supply thereof.

To keep interior etc. in repair

(f)	To keep all the interior parts of the said premises including the flooring and interior plaster or other finishes or rendering to walls, floors and ceilings and the Furniture and Chattels and the Landlord’s fixtures and fittings therein including all doors, windows, electrical and gas installations, air-conditioning units (if any), light fittings, fire fighting apparatus (if any), security alarm system (if any), piping, drainage, wiring and meters and telecommunication cables in good, clean and tenantable repair and condition and properly preserved and painted (fair wear and tear excepted) and so to maintain the same at the expenses of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition. In particular, but without in any way limiting the foregoing:-

To repair and replace electrical wiring etc. within the premises

(i)	To repair or replace, if so required by the appropriate supply company, statutory undertaker or authority (as the case may be) under the terms of any Electricity Supply or similar Ordinance for the time being in force or any Orders in Council or Regulations made thereunder, all electrical wiring installations and fittings within the said premises from the Tenant’s meter or meters to and within the same and, in so doing, the Tenant shall use a contractor approved by the Landlord (such approval not to be unreasonably withheld or unduly delayed) for the purpose.

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To keep sanitary and water apparatus used exclusively in good repair

(ii)	To keep the sanitary and water apparatus used exclusively by the Tenant and his servants, agents and licensees in good, clean and tenantable repair and condition (fair wear and tear excepted) and in accordance with the regulations or by laws of all Public Health and other Government Authorities concerned.

To be responsible for loss or damage caused by interior defects

(g)	To be wholly responsible for any loss, damage or injury caused to any other person whomsoever and/or to any property directly or indirectly through the default or negligence of the Tenant and the defective or damaged condition of any part of the interior of the said premises where the tenant is obliged herein to rectify such defective or damaged condition and to make good the same by payment or otherwise and to indemnify the Landlord against all actions, proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto.

To effect third party insurance

(h)	To effect and maintain at the Tenant’s costs during the term of the tenancy hereby granted adequate insurance cover in respect of liability for loss, damage or injury to any person or property whomsoever or whatsoever caused through or by any default or negligence of the Tenant. The policy of insurance shall be effected with a reputable insurance company and shall be endorsed to show the Tenant and the Landlord as joint insured parties. The Tenant shall produce to the Landlord for inspection as and when required by the Landlord such valid and subsisting policy of insurance together with a receipt of the last payment of premium and in default of which the Landlord shall be entitled (but not obliged) at the Tenant’s expense to effect such insurance cover.

To permit Landlord to enter and view

(i)	To peunit the Landlord and all persons authorized by him with or without workmen at all reasonable times upon prior appointment with the Tenant to enter and view the state of repair of the said premises, to take inventories of the fixtures and fittings therein, to carry out any works or repairs which may be required to be done and, during the last three months of the said term, to show the said premises to prospective tenants or purchasers provided the Landlord shall not interfere with the Tenant’s business.

To execute repair on receipt of notices

(j)	On receipt of any notice from the Landlord or his authorized representatives specifying any works or repairs which they require to be done and which and the extent of which are the responsibility of the Tenant hereunder, within one month from the date of receipt of such notice to put in hand and execute the same with all possible despatch and without any delay. Failure by the Tenant so to do within the said period shall entitle the Landlord or its servants or agents to enter upon the said premises and forcibly in case of necessity to carry out any such works or repairs at the Tenant’s sole expenses.

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To make good damage to building

(k)	To make good at the expenses of the Tenant any portion of the said building which may be damaged through any omission act or default of the Tenant or of any of his servants visitors which omission act or default are in breach of the provisions hereunder or through the escape of water, fire, smoke or fumes from or explosion in the said premises.

Not to erect install or alter partitioning fixtures etc. without Landlord’s consent

(l)	Not to erect, install or alter any fixtures partitioning or other erection or installation in the said premises or any part thereof or to carry out any fitting out works to the said premises without the landlord’s prior written consent (which consent may not be unreasonably withheld) first had and obtained and without observing in full the Fitting Out Rules (if any) of the said building and all other reasonable instructions, directions and conditions which the landlord my deem fit to impose in giving its consent.

To remove illegal structures

(m)	To remove at the cost of the Tenant any structures erections partitions and other alterations at any time during the said term if required by the Building Authority or other competent Government Departments which were or have been put up by the Tenant and to make good all damage caused by such removal. The Landlord shall not be responsible to the Tenant for any loss suffered by the Tenant in any way as a result of such removal.

Not to cut injure or maim walls etc.

(n)	Not to cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors, windows, walls, beams, structural members or any part of the fabric of the said premises nor any of the plumbing or sanitary apparatus or installations included therein without the previous consent of the Landlord such consent not be unreasonably withheld.

Not to drive nails etc. into ceilings walls or floors

(o)	Not to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceilings, structural walls or floor of the said premises without the previous consent of the Landlord, nor without the like consent to lay or use any floor covering which may damage the existing flooring (such consent not to be unreasonably withheld).

Use of the premises

(p)	Not to use the said premises for any purpose other than for the purpose and under the style or firm name (if any) as described and set out in the Fourth Schedule hereto.

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Not to use premises as sleeping quarters or domestic premises

(q)	Not to use or permit or suffer the said premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force nor to allow any person to remain in the said premises overnight Provided that the Tenant shall be entitled to post a male watchman to look after the contents of the said premises.

Not to permit odours

(r)	Not to cause or permit any offensive or unusual odours to be produced upon, permeate emanate from the said premises.

Not to produce music or noise audible outside

(s)	Not to produce or permit or suffer to be produced any music or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing, reproducing, receiving or recording sound) so as to cause a nuisance to other users of the said building and, where music is to be regularly played, to install at the Tenant’s cost or expense and to the reasonable satisfaction of the Landlord adequate sound proofing or insulation devices in the said premises.

Not to permit any nuisance or annoyance

(t)	Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the said building or in any adjoining or neighbouring building.

Not to breach Government Lease or cause insurance to be hold void or premium increased

(u)	Not to do or permit or suffer to be done any act, deed, matter or thing in breach of the provisions hereunder which amounts to a breach of any of the terms and conditions under which the land on which the said building stands is held from the Government or whereby any insurance on the said building against loss or damage by fire and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereof may be increased Provided that if as a result of any act, deed, matter or thing done permitted or suffered by the Tenant in breach of the provisions hereof, the premium on any such policy of insurance shall be increased, the additional premium shall be borne by the Tenant.

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Not to keep items of combustible nature or hazardous goods

(v)	Not to keep or store or permit or suffer to be kept or stored in the said premises any arms, ammunition, gunpowder, salt-petre, kerosene or other explosive or combustible substance or otherwise unlawful or dangerous or hazardous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder and/or any statutory modification or re-enactment thereof or any enactment amending or substituting the same except in such quantity of kerosene or combustible substance as may be allowed by law and as may be required to carry out the Tenant’s business in the said premises.

Not to keep animals or pets

(w)	Not with the previous written consent of the Landlord (such consent shall not be unreasonably withheld) to keep or permit or suffer to be kept any animals or pets inside the said premises and to take all such reasonable steps and precautions to prevent the said premises or any part thereof from becoming infested by termites, rats, mice, roaches, or any other pests or vermin.

Not to permit illegal or immoral use

(x)	Not to use or permit or suffer the said premises to be used for any illegal or immoral purpose or for any purpose which is in contravention of the terms and conditions contained in the Government Lease or Conditions under which the said premises are held from the Crown and not to carry on any trade or business thereon which is now or may hereafter be declared to be an offehsive trade under the Public Health & Urban Services Ordinance or any other Ordinances or Regulations and any enactment amending or substituting the same.

Not to display signs except name etc. in places provided

(y)	(i)	Not to affix or display or permit or suffer to be affixed or displayed outside the said premises any signboard, sign, decoration or other device whether illuminated or not which may be visible from outside the said premises except with the consent of the Landlord and which consent not to be unreasonably withheld. Any approval or consent to be granted shall be subject to such reasonable conditions as the Landlord may think fit. The Landlord shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration or thing which shall be affixed put up or displayed without the prior approval or consent of the Landlord.

	(ii)	To be wholly responsible for any loss, damage or injury caused to any person whomsoever directly or indirectly through the erection fixation or display of any signboard, sign, decorations or other thing whatsoever thereof outside the said premises or any door wall pier or window as aforesaid or through the defective or damaged condition of any such signboard, sign, decorations or thing or any part thereof so affixed or put up or displayed notwithstanding that such signboard, sign, decorations or thing are so affixed or put up’ or displayed outside the said premises or any door wall pier or window with the approval of the Landlord.

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(iii)	If the Tenant carries on business under a name other than his own name, he shall notify the Landlord of the name under which his business is carried on and shall be entitled to have that name displayed, painted or affixed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord which consent cannot be unreasonably withheld and without prejudice to the foregoing, the Landlord may, in connection with any application for consent under this Clause, require the Tenant to produce such reasonable and necessary evidence to show that no breach of Clause 2.1(ai) has taken place or is about to take place. The Landlord shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration, illuminated signs, flags, posters, or thing which shall be affixed, put up or displayed in contravention of this Clause upon the failure of the Tenant to do so within one month from the date of receipt by the Tenant of the Landlord’s written notice demanding the removal of such sign, decoration, illumination, signs, flags, posters or thing.

Not to overload

(z)	Not to overload the lifts in the said building in excess of their maximum capacity and to be responsible for any damage caused by any breach hereof and not to install or permit or suffer to be installed any equipment apparatus or machinery which imposes a weight on any part of the flooring in excess of the flooring’s designed loading or which requires additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter.

Not to encumber or obstruct passages and common areas

(aa)	Not to encumber or obstruct or permit to be encumbered or obstructed with any box, packaging or other obstruction of any kind or nature any of the entrances, staircases, landings, passages, lifts, lobbies or other parts of the said building in common use and not to leave rubbish or any other article or thing in any part of the said building not in the exclusive occupation of the Tenant.

Insurance

(ab)	Not to do or omit anything whereby any policy of insurance on the said premises may become void or voidable nor (unless the Tenant shall have previously notified the Landlord and have paid the increased premium) anything whereby additional insurance premiums may become payable and to comply with all the reasonable requirements of the insurers which are notified to the Tenant provided that such requirements are reasonable.

Not to lay wiring or cables etc. in the public areas

(ac)	Not to lay install affix or attach any wiring, cables or other article or thing in or upon any of the public entrances, staircases, landings, passageways, lobbies or, public areas.

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Private air-conditioning units

(ad)	Not to install any private air-conditioning unit without the Landlord’s prior written consent such consent not to be unreasonably withheld and in the event of the Tenant installing private air-conditioning units in the said premises or any part thereof with the Landlord’s prior written consent, the Tenant shall comply with the reasonable direction and instructions of the Landlord regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused directly or indirectly by the installation, operation or removal of such units and not to install or fix or erect any supports or any iron brackets or venetian blinds or sun blinds of any description to or on any part of the exterior walls of the said building for any purpose including the installation of air-conditioners without prior written consent of the Landlord such consent not to be unreasonably withheld.

No openings on exterior walls

(ae)	Not to make any openings on any part of the exterior walls of the said building.

No shelters on flat roofs etc.

(af)	Not to erect any shelters or coverings on any part of the flat-roofs or roof of the said building.

No wiring from window

(ag)	Not to erect or hand any wire or aerial wiring from the windows or outside the exterior walls of the said building.

No hanging common parts

(ah)	Not to use or cause or permit the use of the common corridors, staircases or other common passages of the said building for the purpose of drying laundry or hanging or placing or storing any article or thing thereon or therein and not to permit the Tenant’s agents servants employees guests invitees to use the same for loitering or eating.

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Not to assign underlet etc.

(ai)	Not to assign, underlet, part with possession of, or transfer the said premises or any part thereof or any interest therein, nor enter into, permit or suffer any arrangement or transaction in any way whether by way of subletting, lending, sharing or other means whereby any person who is not a party to this Agreement (“the third party”) shares or obtains the use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The tenancy shall be personal to the Tenant named in this Agreement, and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord which consent cannot be unreasonably withheld, be deemed to be breaches of this Clause:-

(i)	In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

(iii)	In the case of a corporation, any take-over, reconstruction, amalgamation, merger or voluntary liquidation, or any change in the majority shareholding or in the control of ultimate beneficial ownership provided that any takeover of or by or reconstruction of, amalgamation or merger with any company which the Tenant or one of the shareholders of the Tenant is a shareholder holding at least 20% of the total issued shares shall not be considered a breach of this clause nor shall any consent from the Landlord be required.

(iv)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(v)	The change of the Tenant’s business name without the Landlord’s prior written consent which consent shall not be unreasonably withheld.

To comply with Deed of Mutual Covenant and Ordinances etc.

(aj)	To obey and comply with and to indemnify the Landlord against the breach, non-performance or non-observance of the Deed of Mutual Covenant and Management Agreement (if any) of the said building and all ordinances, regulations, bylaws, rules and requirements of any Government or other competent authority relating to the conduct and carrying on of the Tenant’s business on the said premises or to any other acts, deed, matter or thing done, permitted suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant on the said premises.

To pay cost of clearing drains etc.

(ak)	To pay to the Landlord on demand all costs incurred by the Landlord in cleansing, clearing, repairing or replacing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent or licensee of the Tenant.

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To protect interior from approaching typhoon

(al)	To take all reasonable precautions to protect the interior of the said premises against damage by storm or typhoon or the like.

To be responsible for contractors, servants, agents and licensees

(am)	To be responsible to the Landlord for the acts, neglects and defaults of all contractors, servants, agents and licensees of the Tenant as if they were the acts, neglects and defaults of the Tenant himself and for the purpose of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant express or implied.

To reimburse Landlord for work done

(an)	To reimburse the Landlord for the costs of any work which the Tenant is liable to perform hereunder which the Landlord has the right to perform in the Tenant’s default under the provisions hereunder and has defaulted in performing the same.

To notify Landlord of accidents and defects in fittings and fixtures

(ao)	To give prompt notice to the Landlord of any accidents to or damage or defects in the water pipes gas pipes electrical wiring or fittings or other facilities provided by the Landlord in the said premises whether or not the Tenant is liable hereunder for the repair of the same upon the same coming to the knowledge of the Tenant.

To remove refuse to a place specified by Landlord

(ap)	To remove each day from the said premises all refuse and rubbish to such spot in the building as shall be specified by the Landlord from time to time and subject to such reasonable rules and regulations as the Landlord may from time to time determine.

Re-instate premises

(aq)	Unless the Landlord otherwise agrees in writing, to re-instate and restore the said premises to their original condition as when the said premises was first delivered by the Landlord to the Tenant and to make good all damage caused or occasioned by the erection and removal of alterations partitions or other erections.

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To yield up at the end of term

(ar)	Quietly to yield up the said premises together with all the Landlord’s fixtures, fittings and additions therein and thereto and the Furniture and Chattels at the expiration or sooner determination of this tenancy in good clean and tenantable repair and condition (fair wear and tear excepted) and in the event that the Tenant has made any alterations or installed any fixtures or additions to the said premises, whether with or without the Landlord’s written consent, the Tenant shall reinstate and remove such alterations fixtures or additions and make good and repair in a proper and workmanlike manner any damage to the said premises and the Landlord’s fixtures and fittings therein as a result thereof before delivering up the said premises to the Landlord provided that the Tenant’s obligations relating to reinstatement and removal under this Clause may be modified or varied by the Landlord agreeing with the Tenant in writing to retain all or any of the said alterations fixtures or additions which the Tenant is otherwise liable hereunder to remove. Upon delivery up of possession of the said premises in the condition aforesaid, the Tenant shall surrender to the Landlord all keys giving access to all parts of the said premises held by the Tenant and to remove at the Tenant’s expense all lettering and characters from all the doors, walls or windows of the said premises and to make good any damage caused by such removal.

3. LANDLORD’S COVENANTS

3.1 The Landlord hereby agrees with the Tenant as follows:-

To pay Property Tax etc.

(a)	That the Landlord will pay the Property Tax and all payment of a non-recurring or capital nature payable in respect of the said premises.

That Tenant shall have quiet enjoyment

(b)	That the Tenant paying the rent and observing and performing the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

To keep exterior in repair

(c)	To keep the exterior of the said premises in good and substantial repair and condition (fair wear and tear excepted) Provided That such wants of repair shall not be caused by the act or default of the Tenant or its licensees servants agents visitors customers or invitees And Provided Further that the liability of the Landlord hereunder shall not be deemed to have arisen unless and until written notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to take steps to repair the same after lapse of reasonable time.

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4. OTHER PROVISIONS

4.1 It is hereby further expressly agreed and declared as follows:-

Landlord’s right of re-entry

(a)	If the rent or any part thereof shall be unpaid for fifteen (15) days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall suspend business without the Landlord’s prior written consent which consent shall not be unreasonably withheld or if the Tenant shall become bankrupt, or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant, or if the Tenant otherwise becomes insolvent or makes any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant’s goods, then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter the said premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed and to the Landlord’s right to deduct all loss and damage thereby incurred from the deposit paid by the Tenant in accordance with Clause 5 hereof.

Notice of re-entry

(b)	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without actual physical entry on the part of the Landlord.

Non-waiver

(c)	Acceptance of rent (or management fees) by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

Landlord not liable for overflow of water, etc. and Tenant’s indemnity

(d)	The Landlord shall not be under any liability to the Tenant or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to: -

(i)	the defective or damaged condition of the said building or the said premises or any of the Furniture and Chattels;

(ii)	any failure breakdown explosion malfunction or suspension of the electricity, gas (if any), water supply, telecommunication cables and ancillary installations (if any), lifts, escalators (if any), central air-conditioning system (if any), ventilation system, fire warning and fighting apparatus and installations, water sprinkler system (if any) or other utilities facilities or services to or provided in the said building or the said premises;

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(iii)	any typhoon, overflow of water or escape of fumes, smoke, fire, electricity or the dropping of cigarette ends, broken pieces of glass or any other substance or thing from anywhere within the said building or the said premises;

(iv)	the activity of termites, roaches, rats or other vermin in the said building or the said premises; or

(v)	the inadequacy or otherwise of any of the management services (including security) rendered by the Landlord or the manager of the said building (if any) or the failure to render the same or the suspension or interruption thereof for whatever reason.

The Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss, damage or injury caused by or through or in any way owing to the neglect or default of the Tenant, his servants, agents or licensees or to the defective or damaged condition of the interior of the said premises or any fixtures or fittings for the repair of which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

Suspension or abatement of rent in case of fire etc.

(e)	If the said premises or the said building or any part thereof shall at any time during the tenancy be inaccessible or so destroyed or damaged owing to fire water storm wind typhoon defective construction white ants earthquake subsidence of the ground or any calamity not attributable to the fault or neglect of the Tenant so as to render the said premises unfit for habitation and use or if at any time during the continuance of this tenancy the said premises or the said building shall be condemned as a dangerous structure or a demolition order or closure order shall become operative in respect of the said premises or the said building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended and ceased until the said premises or said building shall again be rendered accessible or fit for habitation and use (as the case may be) Provided that in so far as any rent which shall have been paid in advance the Landlord shall repay to the Tenant a due proportion of such rent which relates to the period when the premises are unfit for habitation or inaccessible or subject to the closure repair or demolition order and Provided that should the said premises or the said building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after three months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall determine as from the date of the occurrence of such destruction or damage or order of the said premises or of the said building becoming inaccessible but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreement stipulations terms and conditions herein contained or of the Landlord in respect of the rent and management fees and other charges payable hereunder prior to the coming into effect of the suspension.

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Distress for rent

(f)	For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent and management fees and other charges payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. All costs and expenses for and incidental to any distraint shall be paid by the Tenant and is recoverable from him as a debt on a full indemnity basis. For the purpose of distraint and these presents, any outstanding management fees and /or rates and/or air-conditioning charges and/or other charges hereby agreed to be paid and/or payable in respect of the said premises shall be deemed to be arrears of rent notwithstanding any rule of law or equity to the contrary.

No waiver by Landlord

(g)	No condoning, excusing or waiving by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Landlord can exhibit letting notices during last three months of term

(h)	During the three months immediately preceding the expiration of the term hereby created, the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice stating that the said premises are to be let and such other information in connection therewith as the Landlord shall reasonably require which notice the Tenant shall not conceal or remove.

Landlord is entitled to change the name of the building

(i)	The Landlord shall, if empowered under the relevant Deed of Mutual Convenant and Management Agreement (if any) of the said building or otherwise, at any time during the term hereby granted be entitled to change the name of the said building on giving at least 6 months written notice to the Tenant and in respect thereof the Landlord shall not where such notice is given in accordance with the terms hereof be liable in damages to the Tenant or be made a party to any other proceedings or for costs expenses or whatsoever nature incurred by the Tenant as a result of such change.

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Service of notice

(j)	Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises and if to be served on the Landlord, shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered to the Landlord’s address/registered office as shown in this Agreement.

Stamp Duty & Costs

(k)	Each party shall bear its own legal costs and disbursements of, and incidental to, the preparation, approval, completion and registration (as the case may be) of this Agreement. The stamp duty payable on this Agreement and its counterpart shall be borne by the parties hereto in equal shares.

Legal costs and disbursements of enforcement

(l)	Without prejudice to the generality of the foregoing provisions, the Tenant shall be liable for, and shall fully indemnify the Landlord, and keep the Landlord fully indemnified against, loss, costs, expenses, actions, demands, proceedings, claims and liabilities made against or suffered or incurred by the Landlord arising directly or indirectly out of any act, omission, neglect, default or negligence of the Tenant or any persons at the said premises expressly or impliedly with the Tenant’s authority and out of any breach or non-performance or non-observance by the Tenant of any of the conditions or other provisions of this Agreement. In particular, but without limiting the generality of the foregoing, all costs, fees, charges, disbursements and expenses (including but not limited to costs and fees chargeable by and payable to Counsel, solicitors, professionals and bailiffs) reasonably incurred by the Landlord in its enforcement of any of the agreements and stipulations hereunder on the part of the Tenant to be observed and performed and in relation to or incidental to the recovery of arrears of rent or other sums and moneys due and payable by the Tenant to the Landlord hereunder shall be recoverable from the Tenant on a full indemnity basis.

No key money etc.

(m)	No key or construction money or other premium of a similar nature has been paid or agreed to be paid by the Tenant to the Landlord, and no advance payment of rent has been paid the Landlord except in pursuance with Clause 1 hereof.

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Tenant’s responsible for acts and servants etc.

(n)	For the purposes of this Agreement, any act, default, neglect or omission of any contractor, guest, visitor, servant, licensee, agent or customer of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

No warranty of user

(o)	No warranty or representation is given by the Landlord to the Tenant as to: -

(i)	whether the said premises are suitable for the purpose for which the Tenant proposes to use the same; or

(ii)	whether the relevant Government authorities will grant the requisite permits or licenses to the Tenant for the Tenant to carry out the trade or business as may from time to time be carried out or prefer to be carried out by the Tenant at the said premises.

Permits and licences of trade

(p)	Notwithstanding any other agreements stipulation terms conditions covenants and provisions in this Agreement the Tenant shall not claim against the Landlord for any losses or damages which the Tenant may suffer as a result of the relevant Government authorities not issuing to the Tenant the requisite permits or licences for the Tenant to carry out the trade or business which the Tenant may from time to time carry out to prefer to carry out at the said premises.

Transfer of rental deposit upon sale by landlord

(q)	In the event that the Landlord shall sell the said premises during the term of this tenancy, the Tenant agrees that the Landlord shall be entitled to transfer to the new owner thereof a sum equivalent to the amount of the deposit payable under this Agreement or any lesser sum after taking into account any deduction which have been made by the Landlord from the said deposit pursuant to the agreements stipulations terms conditions or provisions of this Agreement (“the Transfer Sum”), subject to the Landlord seeking an undertaking from the said new owner in favour of the Landlord and the Tenant that the said new owner shall be responsible for the return of the Transfer Sum to the Tenant subject to the same right of deduction as herein provided, whereupon the Landlord shall not be liable to the Tenant for the Transfer Sum and/or the said deposit or any part thereof.

Rent free period

(r)	The Tenant shall be entitled to such rent free period (if any) as set out in the Fourth Schedule hereto provided that during such rent free period the Tenant shall be responsible for payment of the management fee, government rent and rates and all other outgoings in respect of the said premises.

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5. SECURITY DEPOSIT

5.1	The Tenant shall on the signing hereof or on the commencement of the tenancy hereby granted (whichever shall be the earlier to happen) deposit and maintain with the Landlord a deposit of the amount as set out in the Fourth Schedule hereto to secure the due observance and performance by the Tenant of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the said agreements, stipulations or conditions aforesaid, the Landlord shall be entitled to terminate this Agreement and to forfeit the said deposit by way of liquidated damages but without prejudice to the Landlord’s rights to claim against the Tenant all loss or damage suffered by the Landlord as a result of the Tenant’s breach or non-performance as aforesaid. Notwithstanding the foregoing, the Landlord may in any such event at his option elect not to terminate this Agreement and forfeit the deposit but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant of any of the said agreements, stipulations, obligations or conditions and in such event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted so as to make up to the amount of the said deposit and, if the Tenant shall fail so to do, the Landlord shall be entitled to forthwith re-enter on the said premises and to determine this Agreement and forfeit the deposit as hereinbefore provided by way of liquidated damages (and not as penalty).

5.2	Subject as aforesaid, the said deposit shall be refunded to the Tenant by the Landlord without interest within 14 days after the expiration or sooner determination of this Agreement and the delivery of vacant possession of the Premises to the Landlord or within 14 days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed, whichever is the later.

6. APPLICABLE LAW

6.1	This Agreement shall be construed and take effect in accordance with Hong Kong law and the parties hereto agree to submit themselves to the non-exclusive jurisdiction of Hong Kong Court.

7. HEAD NOTES

7.1	The head notes are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

8. DEFINITIONS

8.1	Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter gender and words herein in the singular shall include the plural and vice versa.

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9. ADDITIONAL TERMS

9.1	The additional terms (if any) as set out in the Fifth Schedule hereto shall also apply but in the event that any contradiction between such additional terms and the terms and conditions set out in this Agreement, the provisions of such additional terms shall prevail.

10. EXCLUSION OF WARRANTIES

10.1	This Agreement sets out the full agreement reached between the parties and no other representation have been made or warranties given relating to the Landlord or the Tenant or the said building or the said premises and if any such representation or warranty has been made given or implied the same is hereby waived.

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THE FIRST SCHEDULE ABOVE REFERRED TO

Part I

Particulars of the Landlord

Name:	Regent International Industrial Limited

[Business Registration No. 37262089]

Registered:	Unit A, G/F, Koon Wo Industrial Building
Office/Address	63-75 Ta Chuen Ping Street, Kwai Chung, N.T.

Part II

Particulars of the Tenant

Name:	Fit Boxx Trading Company Limited

[Business Registration No. 50805373]

Registered:	Unit F, 3/F, Hung Wai Industrial Building
Office/Address	3 Hi Yip Street, Yuen Long, N.T.

THE SECOND SCHEDULE ABOVE REFERRED TO

Description of the said premises

All Those Car Parking Spaces LP11 & CP2 and the whole of 14th Floor (save and except the staircase, lift lobby and lift well) of Hung Wai Industrial Building, Nos.1-5 Hi Yip Street & Nos.20-26 Wang Yip Street West, Yuen Long, New Territories, Hong Kong (erected on Yuen Long Town Lot No.355)

THE THIRD SCHEDULE ABOVE REFERRED TO

Inventory of Furniture and Chattels

NIL

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THE FOURTH SCHEDULE ABOVE REFERRED TO

Rent and Term, etc.

Term:	TWO [2] years fixed from 9th September 2017 to 8th September 2019 (both days inclusive).

Rent:	HK$180,700.00 per calendar month (exclusive of management fee, government rent and rates), payable in advance on the 1st day of each and every calendar month.

Management:	The Current Charge is HK$22,581.00 per calendar month. Payable to the Landlord in advance on the 1st day of each and every calendar month. (It’s subject to be reviewed from time to time)

Rent Free:	TEN [10] days from 9th September 2017 to 18th September 2017 (both days inclusive). Exclusive to Management Fee, Government Rent and Rates.

Advance Rent:	HK$180,700.00 (equivalent to ONE [ 1 ] month rent, shall be applied towards the payment of the first month rental. (For the period from 19th September 2017 to 18th October 2017).

User:	For industrial or godown use only.

Stamp Duty:	To be shared between the Landlord and Tenant equally. All other legal fees shall be borne by each party independently.

Deposit:	HK$609,843.00 (equivalent to THREE [ 3 ] months’ rent and THREE [ 3 ] months’ Management Fee). The previous Rental Deposits will be transferred to settle this Rental Deposit, Detail as bellows:

1.	HK$114,681.60 will be transferred from the Tenancy Agreement dated on 12th May 2017 of Unit H, 2/F, Hung Wai Industrial Building, No.3 Hi Yip Street, Yuen Long, N.T.

2.	HK$290,632.80 will be transferred from the Tenancy Agreement dated on 14th May 2015 of Units A to E, 9/F, Hung Wai Industrial Building, No.3 Hi Yip Street, Yuen Long, N.T

3.	HK$154,758.00 will be transferred from the Tenancy Agreement dated on 15th January 2016 of Units G,H and 1 , 9/F, Hung Wai Industrial Building, No.3 Hi Yip Street, Yuen Long, N.T.

Therefore, the balance of the Rental Deposit in this Tenancy Agreement in the amount of HK$49,770.60 should be paid by the Tenant upon signing of this Tenancy Agreement.

THE FIFTH SCHEDULE ABOVE REFERRED TO
Additional Terms

NIL

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AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by	)
)
director(s)/authorized person(s))
for and on behalf of the Landlord	)
in the presence of:-)

SIGNED by	)
)
director(s)/authorized person(s))
for and on behalf of the Tenant	)
in the presence of:-)